Exhibit 3.1

                 CERTIFICATE OF AMENDMENT TO THE AMENDED AND
                    RESTATED CERTIFICATE OF INCORPORATION
                        OF ON THE GO HEALTHCARE, INC.


On The Go Healthcare, Inc., filed a Certificate of Incorporation with the Secretary of State of Delaware on July 21, 2000. A Restated Certificate of Incorporation was filed on July 14, 2004. A Certificate of Amendment to the Restated Certificate of Incorporation was filed on September 22, 2004. Following is an Amendment to the Amended and Restated Certificate of Incorporation.

It is hereby certified that:

1.The name of the corporation (the "Corporation") is On The Go Healthcare, Inc.

2.The Amended and Restated Certificate is hereby amended by replacing Article
  THIRTEENTH with the following:

  THIRTEENTH:

  Every fifty (50) issued and outstanding shares of Common Stock of the Corporation will be combined into and automatically become one (1) outstanding share of Common Stock of the Corporation and the authorized shares of the Corporation will remain as set forth in these Restated Articles of Incorporation. No fractional share will be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a stockholder will be aggregated subsequent to the foregoing split and each fractional share resulting from such aggregation of each series held by a stockholder will be rounded up to the nearest whole share.

3.The Amendment to this Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed this 1st day of August, 2006.



ON THE GO HEALTHCARE, INC.

/s/ Stuart Turk
____________________________
Stuart Turk
President, Chief Executive Officer




                                                 State of Delaware
                                                 Secretary of State
                                                 Division of Corporations
                                                 Delivered 04:54 PM 08/01/2006
                                                 FILED 04:43 PM 08/01/2006
                                                 SRV 060722348 --  3263360 FILE


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